Exhibit 4.1

AVISTA CORPORATION

TO

CITIBANK, N.A.

As Successor Trustee under

Mortgage and Deed of Trust,

dated as of June 1, 1939

Forty-second Supplemental Indenture

Providing among other things for a Series of Bonds designated

“First Mortgage Bonds, 5.95% Series due 2018”

Due June 1, 2018

Dated as of April 1, 2008

FORTY-SECOND SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of April, 2008, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the “Company”), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 388 Greenwich Street – 14th Floor, New York, New York 10013 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed and delivered by the Company to secure the payment of Bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the “Forty-second Supplemental Indenture”) being supplemental to the Original Mortgage, as heretofore supplemented and amended.

WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Mortgage, as supplemented) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto, and has issued the series of Bonds, set forth in Exhibit A hereto (the Mortgage, as supplemented and amended by the First through Forty-first Supplemental Indentures being herein sometimes called the “Mortgage”); and

WHEREAS the Original Mortgage and the First through Fortieth Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the First through Forty-first Supplemental Indentures and the Instrument of Further Assurance, dated December 15, 2001, hereinafter referred to; and

WHEREAS the Forty-first Supplemental Indenture, dated as of December 1, 2006 has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon set forth in Exhibit B hereto; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of Montana and Oregon; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon; and

WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

WHEREAS Section 8 of the Original Mortgage provides that the form of each series of Bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon Bonds of such series shall be established by Resolution of the Board of Directors of the Company; that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the Bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such Bonds are to be issued and/or secured under the Mortgage; and

WHEREAS Section 120 of the Original Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of Bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS the Company now desires to create a new series of Bonds and to add a provision to the Original Mortgage, as heretofore amended, regarding policies of title insurance on the Mortgaged and Pledged Property; and

WHEREAS the execution and delivery by the Company of this Forty-second Supplemental Indenture and the terms of the Bonds of the Forty-second Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors; and all things necessary to make this Forty-second Supplemental Indenture a valid, binding and legal instrument have been performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the Bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such Bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date thereof (except any hereinbefore or hereinafter or in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation namely: (l) cash, shares of stock and obligations (including Bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Forty-second Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Forty-second Series of Bonds

SECTION 1. (I) There shall be a Series of Bonds designated “First Mortgage Bonds, 5.95% Series due 2018” (herein sometimes referred to as the “Bonds of the Forty-second Series”), each of which shall also bear the descriptive title First Mortgage Bond and the form thereof, which has been established by Resolution of the Board of Directors of the Company, is set forth on Exhibit D hereto. The Bonds of the Forty-second Series shall be issued as fully registered Bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Original Mortgage provided.

The Bonds of the Forty-second Series shall mature, shall bear interest and shall be payable as set forth below:

(a) the principal of Bonds of the Forty-second Series shall (unless theretofore paid) be payable on the Stated Maturity Date (as hereinafter defined);

(b) the Bonds of the Forty-second Series shall bear interest at the rate of five and ninety-five one-hundredths percentum (5.95%) per annum; interest on such Bonds shall accrue from and including the date of the initial authentication and delivery thereof, except as otherwise provided in the form of bond attached hereto as Exhibit D; interest on such Bonds shall be payable on each Interest Payment Date and at Maturity (as each of such terms is hereafter defined); and interest on such Bonds during any period for which payment is made shall be computed on the basis of a 360-day year consisting of twelve 30-days months;

(c) the principal of and premium, if any, and interest on each Bond of the Forty-second Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Forty-second Series (other than interest payable at Maturity) shall be payable by check, in similar coin or currency, mailed to the registered owner thereof as of the close of business on the Record Date (as hereinafter defined) next preceding each Interest Payment Date; provided, however, that if such registered owner shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner.

(d) The Bonds of the Forty-second Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to the greater of

(i) 100% of the principal amount of the Bonds being redeemed, and

(ii) the sum of the present values of the remaining scheduled payments of principal of and interest (not including any portion of any scheduled payment of interest which accrued prior to the redemption date) on the Bonds being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 37.5 basis points, plus, in the case of either (i) or (ii) above, whichever is applicable, accrued interest on such Bonds to the date of redemption.

(e) (i) “Treasury Yield” means, with respect to any redemption of Bonds of the Forty-second Series, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price. The Treasury Yield shall be calculated as of the third business day preceding the redemption date or, if the Bonds to be redeemed are to be caused to be deemed to have been paid within the meaning of Section 106 of the Original Mortgage, as amended, prior to the redemption date, then as of the third business day prior to the earlier of (x) the date notice of such redemption is mailed to bondholders pursuant to Section 52 of the Original Mortgage, as amended, and (y) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be (the “Calculation Date”).

(ii) “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds of the Forty-second Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds.

(iii) “Comparable Treasury Price” means, (A) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the Calculation Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank of New York or (B) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for the Calculation Date.

(iv) “H.15(519)” means the weekly statistical release entitled “Statistical Release H.15 (519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

(v) “H.15 Daily Update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

(vi) “Independent Investment Banker” means UBS Securities LLC, BNY Capital Markets, Inc., Goldman, Sachs & Co. or, if so determined by the Company, any other independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

(vii) “Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the Calculation Date).

(viii) “Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

(II) (a) At the option of the registered owner, any Bonds of the Forty-second Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same Series of other authorized denominations.

The Bonds of the Forty-second Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of Bonds of the Forty-second Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Original Mortgage, but the Company hereby waives any right to make a charge in addition thereto or any exchange or transfer of Bonds of the Forty-second Series; provided, however, that the Company shall not be required to make any transfer or exchange of any Bonds of the Forty-second Series for a period of 10 days next preceding any selection of such Bonds for redemption, nor shall it be required to make transfers or exchange of any Bonds of the Forty-second Series which shall have been selected for redemption in whole or in part.

The Bonds of the Forty-second Series are initially to be issued in global form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (the “Depositary”). Notwithstanding the provisions of subdivision (a) above, such Bonds shall not be transferable, nor shall any purported transfer be registered, except as follows:

(i) such Bonds may be transferred in whole, and appropriate registration of transfer effected, to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof;

(ii) such Bonds may be transferred in whole, and appropriate registration of transfer effected, to the beneficial holders thereof, and thereafter shall be transferable, if:

(A) The Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that (I) it is unwilling or unable to continue to act as securities depositary with respect to such Bonds or (II) it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Trustee shall not have been notified by the Company within one hundred twenty (120) days of the identity of a successor securities depositary with respect to such Bonds; or

(B) the Company shall have delivered to the Trustee a written order to the effect that such Bonds shall be so transferable on and after a date specified therein.

The Bonds of the Forty-second Series, when in global form, shall bear a legend as to such global form and the foregoing restrictions on transfer substantially as set forth below:

This global bond is held by Cede & Co., as nominee for The Depository Trust Company (the “Depositary”) for the benefit of the beneficial owners hereof. This bond may not be transferred, nor may any purported transfer be registered, except that (i) this bond may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for the Depositary, to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor Bonds depositary or any nominee thereof; and (ii) this bond may be transferred, and appropriate registration of transfer effected, to the beneficial holders hereof, and thereafter shall be transferable without restrictions (except as provided in the preceding paragraph) if: (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that (I) it is unwilling or unable to continue to act as securities depositary with respect to the Bonds or (II) it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Trustee shall not have been notified by the Company within one hundred twenty (120) days of the identity of a successor securities depositary with respect to the Bonds; or (B) the Company shall have delivered to the Trustee a written order to the effect that the Bonds shall be so transferable on and after a date specified therein.

(III) For all purposes of this Forty-second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms listed below, when used with respect to the Bonds of the Forty-second Series, shall have the meanings specified below:

“Interest Payment Date” means June 1 and December 1 in each year, commencing December 1, 2008.

“Maturity” means the date on which the principal of the Bonds of the Forty-second Series becomes due and payable, whether at the Stated Maturity Date, upon redemption or acceleration, or otherwise.

“Record Date”, with respect to any Interest Payment Date, means the May 15 or November 15, as the case may be, next preceding such Interest Payment Date.

“Stated Maturity Date” means June 1, 2018.

(IV) Notwithstanding the provisions of Section 106 of the Original Mortgage, as amended, the Company shall not cause any Bonds of the Forty-second Series, or any portion of the principal amount thereof, to be deemed to have been paid as provided in such Section and its obligations in respect thereof to be deemed to be satisfied and discharged prior to the Maturity thereof unless the Company shall deliver to the Trustee either:

(a) an instrument wherein the Company, notwithstanding the effect of Section 106 of the Original Mortgage, as amended, in respect of such Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional government obligations (meeting the requirements of Section 106), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of Section 106; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent accountant showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the holders of such Bonds, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

(V) The Bonds of the Forty-second Series shall have such further terms as are set forth in Exhibit D hereto. If there shall be a conflict between the terms of the form of bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law.

(VI) Upon the delivery of this Forty-second Supplemental Indenture, Bonds of the Forty-second Series in an aggregate principal amount of $250,000,000 are to be authenticated and delivered, upon the basis of Property Additions, and will be Outstanding, in addition to $986,700,000 aggregate principal amount of Bonds of prior Series Outstanding at the date of delivery of this Forty-second Supplemental Indenture; it being understood that, subject to the provisions of the Mortgage, there shall be no limit under the Mortgage upon the aggregate principal amount of Bonds of the Forty-second Series which may be authenticated and delivered hereunder.

ARTICLE II

Amendments of Original Mortgage

SECTION 1. Article XXIII of the Original Mortgage, as heretofore amended, is hereby amended to add at the end thereof a new Section 151 reading as set forth on Exhibit E hereto.

SECTION 2. Section 65 of the Original Mortgage, as heretofore amended, is hereby amended to add the word “or” immediately after clause (e) therein and, further, to add, following clause (e), new clauses (f) and (g) reading as set forth on Exhibit F hereto.

ARTICLE III

Miscellaneous Provisions

SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this Forty-second Supplemental Indenture, have the meanings specified in the Original Mortgage.

SECTION 2. The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage, shall apply to and form part of this Forty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Forty-second Supplemental Indenture.

SECTION 3. Whenever in this Forty-second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Forty-second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4. Nothing in this Forty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto, the holders of the Bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Forty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds Outstanding under the Mortgage.

SECTION 5. This Forty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6. The titles of the several Articles of this Forty-second Supplemental Indenture shall not be deemed to be any part thereof.

IN WITNESS WHEREOF, on the 3rd day of April, 2008, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the 3rd day of April, 2008, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

AVISTA CORPORATION

By	/s/ Ann M. Wilson
Name: Ann M. Wilson
Title: Vice President & Treasurer

[CORPORATE SEAL]

Attest:

/s/ Susan Y. Miner
Name: Susan Y. Miner
Title: Assistant Corporate Secretary

Executed, sealed and delivered by AVISTA CORPORATION in the presence of:

/s/ Diane C. Thoren
Name: Diane C. Thoren

/s/ Ryan Krasselt
Name: Ryan Krasselt

CITIBANK, N.A., AS TRUSTEE

By	/s/ Wafaa Orfy
Name: Wafaa Orfy
Title: Vice President

Corporate Stamp
Attest:	[Stamp]

/s/ John J. Byrnes
Name: John J. Byrnes
Title: Vice President

Executed, sealed and delivered by CITIBANK, N.A., as trustee, in the presence of:

/s/ R.T. Kirchner
Name: R.T. Kirchner

/s/ Louis Piscitelli
Name: Louis Piscitelli

STATE OF WASHINGTON )

                                                 ) ss.:

COUNTY OF SPOKANE      )

On the 3rd day of April, 2008, before me personally appeared Ann M. Wilson, to me known to be a Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that [s]he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the 3rd day of April, 2008, before me, a Notary Public in and for the State and County aforesaid, personally appeared Ann M. Wilson, known to me to be a Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Anita L. Swanson
Notary Public

Anita L. Swanson
Notary Public
Commission Expires: June
17, 2009 State of Washington

STATE OF NEW YORK       )

                                                 ) ss.:

COUNTY OF NEW YORK   )

On the 1st day of April, 2008 before me personally appeared Wafaa Orfy, to me known to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that [s]he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the 1st day of April, 2008, before me, a Notary Public in and for the State and County aforesaid, personally appeared Wafaa Orfy , known to me to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Zenaida Santiago
Notary Public

Notary Stamp

Zenaida Santiago
Notary Public-State of New York
No. 01SA6152564
Qualified in Kings Country
Commission Expires September 18, 2010

EXHIBIT A

MORTGAGE, SUPPLEMENTAL INDENTURES

AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None
First	October 1, 1952	2	3-3/4% Series due 1982	30,000,000	None
Second	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None
Third	December 1, 1955		None
Fourth	March 15, 1957		None
Fifth	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None
Sixth	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None
Seventh	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None
Eighth	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None
Ninth	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None
Tenth	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None
Eleventh	March 1,1965	10	4-5/8% Series due 1995	10,000,000	None
Twelfth	May 1, 1966		None
Thirteenth	August 1, 1966	11	6 % Series due 1996	20,000,000	None
Fourteenth	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None
Fifteenth	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None
Sixteenth	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None
Seventeenth	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None
Eighteenth	June 1, 1980		None
Nineteenth	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None

Twentieth	August 1, 1982	17	15-3/4% Series due 1990-1992	60,000,000	None
Twenty-First	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None
Twenty-Second	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None
Twenty-Third	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None
Twenty-Fourth	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None
Twenty-Fifth	October 1, 1989	22 23	7-1/8% Series due 2013 7-2/5% Series due 2016	66,700,000 17,000,000	None None
Twenty-Sixth	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	68,000,000
Twenty-Seventh	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	5,000,000
Twenty-Eighth	September 1, 2001	26	Collateral Series due 2002	220,000,000	None
Twenty-Ninth	December 1, 2001	27	7.75% Series due 2007	150,000,000	None
Thirtieth	May 1, 2002	28	Collateral Series due 2003	225,000,000	None
Thirty-first	May 1, 2003	29	Collateral Series due 2004	245,000,000	None
Thirty-second	September 1, 2003	30	6.125% Series due 2013	45,000,000	45,000,000
Thirty-third	May 1, 2004	31	Collateral Series due 2005	350,000,000	None
Thirty-fourth	November 1, 2004	32	5.45% Series due 2019	90,000,000	90,000,000
Thirty-fifth	December 1, 2004	33	Collateral Series 2004A	88,850,000	75,000,000
Thirty-sixth	December 1, 2004	34 35	Collateral Series 2004B Collateral Series 2004C	66,700,000 17,000,000	None None
Thirty-seventh	December 1, 2004	36	Collateral Series 2004D	350,000,000	None
Thirty-eighth	May 1, 2005	37 38	Collateral Series 2005B Collateral Series 2005C	66,700,000 17,000,000	66,700,000 17,000,000

A-2

Thirty-ninth	November 1, 2005	39	6.25% Series due 2035	100,000,000 50,000,000	100,000,000 50,000,000
Fortieth	April 1, 2006	40	Collateral Series due 2011	320,000,000	320,000,000
Forty-first	December 1, 2006	41	5.70% Series due 2037	150,000,000	150,000,000

A-3

EXHIBIT B

FILING AND RECORDING OF

FORTY-FIRST SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES

State	Office of	Date	Financing Statement Document Number
Washington	Secretary of State	1/8/07	2007-010-0089-1
Idaho	Secretary of State	1/8/07	B-2007-1018227-3
Montana	Secretary of State	1/8/07	90446073
Oregon	Secretary of State	1/10/07	7496884

RECORDING IN COUNTY OFFICES
County	Office of	Real Estate Mortgage Records				Financing Statement Document Number
		Date	Document Number	Book	Page
Washington Adams	Auditor	1/8/07	283973	N/A	N/A	N/A
Asotin	Auditor	1/8/07	296272	N/A	N/A	N/A
Benton	Auditor	1/8/07	2007-000652	N/A	N/A	N/A
Douglas	Auditor	1/10/07	3106336	N/A	N/A	N/A
Ferry	Auditor	1/8/07	267581	N/A	N/A	N/A
Franklin	Auditor	1/8/07	1695479	N/A	N/A	N/A
Garfield	Auditor	1/9/07	20070028	N/A	N/A	N/A
Grant	Auditor	1/8/07	1206783	N/A	N/A	N/A
Klickitat	Auditor	1/8/07	1067501	N/A	N/A	N/A
Lewis	Auditor	2/12/07	3272810	N/A	N/A	N/A
Lincoln	Auditor	1/8/07	2007-0443440	92	3652	N/A
Pend Oreille	Auditor	1/9/07	2007-0290810	N/A	N/A	N/A
Skamania	Auditor	1/8/07	2007164433	N/A	N/A	N/A
Spokane	Auditor	1/8/07	5482235	N/A	N/A	N/A
Stevens	Auditor	1/9/07	20070000283	358	1072	N/A
Thurston	Auditor	2/14/07	3902275	N/A	N/A	N/A
Whitman	Auditor	1/8/07	676387	N/A	N/A	N/A
Idaho Benewah	Recorder	1/8/07	245387	N/A	N/A	N/A
Bonner	Recorder	1/9/07	720636	N/A	N/A	N/A
Boundary	Recorder	1/8/07	230283	N/A	N/A	N/A
Clearwater	Recorder	1/8/07	204655	N/A	N/A	N/A

RECORDING IN COUNTY OFFICES
County	Office of	Real Estate Mortgage Records				Financing Statement Document Number
		Date	Document Number	Book	Page
Idaho	Recorder	1/8/07	452781	N/A	N/A	N/A
Kootenai	Recorder	1/8/07	2076325000	N/A	N/A	N/A
Latah	Recorder	1/8/07	511008	N/A	N/A	N/A
Lewis	Recorder	1/8/07	134362	N/A	N/A	N/A
Nez Perce	Recorder	1/8/07	739530	N/A	N/A	N/A
Shoshone	Recorder	1/8/07	435453	N/A	N/A	N/A

Montana Big Horn	Clerk & Recorder	1/9/07	336179	91	114	N/A
Broadwater	Clerk & Recorder	1/8/07	154962	100	717	N/A
Golden Valley	Clerk & Recorder	1/8/07	78996	M	12974	N/A
Meagher	Clerk & Recorder	1/8/07	134455	F66	796	N/A
Mineral	Clerk & Recorder	1/8/07	100867	N/A	N/A	N/A
Rosebud	Clerk & Recorder	1/9/07	100616	116	902	N/A
Sanders	Clerk & Recorder	1/8/07	56888	N/A	N/A	N/A
Stillwater	Clerk & Recorder	1/8/07	329716	N/A	N/A	N/A
Treasure	Clerk & Recorder	1/8/07	79808	18	125	N/A
Wheatland	Clerk & Recorder	1/10/07	104141	M	18173	N/A
Yellowstone	Clerk & Recorder	2/12/07	3410703	N/A	N/A	N/A

Oregon Douglas	Recorder	1/8/07	2007-000380	N/A	N/A	N/A
Jackson	Recorder	1/12/07	2007-002023	N/A	N/A	N/A
Josephine	Recorder	1/8/07	2007-000405	N/A	N/A	N/A
Klamath	Recorder	5/1/07	2007-007842	N/A	N/A	N/A
Morrow	Recorder	1/9/07	2007-18425	N/A	N/A	N/A
Union	Recorder	1/7/07	20070135	N/A	N/A	N/A
Wallowa	Recorder	1/10/07	57004	N/A	N/A	N/A

B-2

EXHIBIT C

PROPERTY ADDITIONS

First

THE ADDITIONAL ELECTRIC SUBSTATIONS AND SUBSTATION SITES OF THE COMPANY, in the States of Washington and Idaho, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy, and the lands of the company on which the same are situated and all of the company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the States of Washington and Idaho, to wit:

1.	Spokane County, Washington: “Latah Jct. 115kV Substation”; Property No. WA-32-064; Grantor: Russell T. Spiess; South 125’ of West 200’ of North 450’ in NW/4 NW/4 NW/4 of Section 8, Township 21 North, Range 45 East, W.M.; also Grantor: Henry Treede Supporting Organization/Foundation Northwest; Portion of NW/4 NW/4 in Section 8, Township 21 North, Range 45 East, W.M.

2.	Spokane County, Washington: “Indian Trail 115kV Substation”; Property No. WA-32-033; Grantor: Rod V. Plese & Linda A. Plese; N. 200’ of NW/4 NW/4 in Section 15, Township 26 North, Range 42 East, W.M.

3.	Spokane County, Washington: “Downtown West 115kV Substation”; Property No. WA-32-037; Grantor: Zeb E. Johnson; S. 100’ of Lots 11 & 12, Block 14, Cannon’s Addition to Spokane, situate in NE/4 in Section 24, Township 25 North, Range 42 East, W.M.; also Grantor: Gregory S. & Sarah S. Paulus; All of Lots 1 through 10, portion of Lots 11 and 12, Block 14, Cannon’s Addition to City of Spokane in NE/4 of Section 24, Township 25 North, Range 42 East, W.M.

4.	Bonner County, Idaho: “Oden 115kV Substation”; Property No. ID-7B-037; Grantor: Pend Oreille Bonner Development, LLC: Two tracts, both located in the SE/4 SE/4, Section 36, Township 58 North, Range 1 West, B.M.

Second

THE ADDITIONAL ELECTRIC TRANSMISSION LINES OF THE COMPANY, in the State of Washington, including all towers, poles, pole lines, wires, switch racks, insulators and appurtenances, appliances and equipment and all of the

Company’s other property, real, personal, or missed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said transmission lines or any of them, together with all rights of way, easements, permits, privileges, municipal or other franchises, licenses, consents, and rights for or relating to the construction, maintenance or operation thereof through, over, under or upon any public streets or highways or other lands, public or private, including, but not limited to, the following situated in the State of Washington, to wit:

1.	Spokane County, Washington: “North Fairchild-Silver Lake 115kV”; Property No. WA-32-147; Grantor: Ruby J. Nelson; Ptn Lot 1, Block 4, Summit Addition to Medical Lake in SE/4, Section 7, Township 24 North, Range 41 East, W.M.; also Grantor: Ethel E. Keene; Ptn West 200’ of SW/4 SE/4, Section 8, Township 24 North, Range 41 East, W.M.; also Grantor: Robert and Rebecca Bovey; Ptn Government Lot 1 in NW/4, Section 31, Township 25 North, Range 41 East, W.M.; also Grantor: Wilcox Family Limited Partnership; Ptn Government Lot 1 in NW/4 of Section 31, Township 25 North, Range 41, East, W.M.

2.	Spokane County, Washington: “Beacon-Boulder #1 115kV”; Property No. WA-32-115; Grantor: Grumco, Inc.; Portion of Lots 4 & 5, Block 3, Binding Site Plan 03-03, in SW/4 of Section 3, Township 25 North, Range 44 East, W.M.

Third

ADDITIONAL PROTECTION, MITIGATION AND ENHANCEMENT PROPERTY of the Company, in the State of Montana, real, personal, or mixed, acquired, constructed and/or installed in, on, under and/or proximate to the Company’s Clark Fork hydroelectric development (including, without limitation, the Cabinet Gorge Hydroelectric Generating Station and the Noxon Rapids Hydroelectric generating Station) for the purpose of protecting and/or enhancing wildlife (including fish and aquatic life), botanical life and/or wetlands, and/or mitigating any harm or damage thereto, and all other property, real, personal or mixed, used or enjoyed or capable of being used or enjoyed in conjunction therewith, including, but not limited to, the following, to wit:

1.	Sanders County, Montana: “Noxon Rapids Mitigation”; Property No. MT-35-252; Grantor: Gene A. Jopling & Karen L. Bosch; Ptn E/2 of Section 12, Township 24 North, Range 32 West, M.P.M., described as Parcel B (Remainder) of Certificate of Survey 2711-MS (Froggy Flats).

C-2

Fourth

BUSINESS OFFICE/S AND/OR REAL ESTATE, in the State of Oregon, to wit:

1.	Klamath County, Oregon: “Klamath Falls Service Center”; Property No. OR-18-001; Grantor: DK Development Associates One, LLC; Lot 11, Tract 1293, in NW/4 SW/4, Section 10, Township 39 South, Range 9 East, W.M.

2.	Douglas County, Oregon: “Roseburg District Office”; Property No. OR-10-001; Grantor: Ray A. & Estelle Ricchards Revocable Living Trust; Portion of Lots 9 and 18, Watt’s Acres Plat 2, and ptn of vacated road, all in NW/4 NE/4, Section 11, Township 28 South, Range 6 West, W.M.

3.	Union County, Oregon: “LaGrande Service Center”; Property No. OR-31-001; Grantor: Dale L. Young & Michael A. Becker; Portion of NW/4, Section 3, Township 3 South, Range 38 East, W.M.

C-3

EXHIBIT D

(Form of Bond)

This bond is subject to restrictions on transfer,

as hereinafter set forth

CUSIP [                    ]

AVISTA CORPORATION

First Mortgage Bond,

5.95% Series due 2018

REGISTERED	REGISTERED

NO.	$___________

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the Company), for value received, hereby promises to pay to

, or registered assigns, on [                    ],

DOLLARS

and to pay the registered owner hereof interest thereon semi-annually in arrears on June 1 and December 1 in each year (each such date being hereinafter called an “Interest Payment Date”), commencing December 1, 2008 and at Maturity (as hereinafter defined), at the rate of five and ninety-five hundredths percentum (5.95%) per annum computed on the basis of a 360-day year consisting of twelve 30-day months, until the Company’s obligation with respect to the payment of such principal shall have been discharged. This bond shall bear interest from April 3, 2008 or, if the date of this bond shall be April 3, 2008 or thereafter, from the most recent Interest Payment Date on or prior to the date of this bond to which interest has been paid; provided, however, that if the date of the bond shall be after a Record Date (as hereinafter defined) and prior to the corresponding Interest Payment Date, this bond shall bear interest from such Interest Payment Date. The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid by check, in the similar coin or currency, mailed to the registered owner hereof as of the close of business on the May 15 or November 15, as the case may be, next preceding each Interest Payment Date (each such date being herein called a “Record Date”); provided, however, that if such registered owner shall be a securities depositary, such payment shall be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term “Maturity” shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 5.95% Series due 2018, all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). The Original Mortgage has been amended and supplemented by various supplemental indentures, including the Forty-second Supplemental Indenture, dated as of April 1, 2008 (the “Forty-second Supplemental Indenture”), and, as so amended and supplemented, is herein called the “Mortgage”. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage and, further, in the event that such holder shall not be the sole beneficial owner of this bond, shall be deemed to have agreed to use all commercially reasonable efforts to cause all direct and indirect beneficial owners of this bond to have knowledge of the terms and provisions of the Mortgage and of this bond and to comply therewith, including particularly, but without limitation, any provisions or restrictions in the Mortgage regarding the transfer or exchange of such beneficial interests and any legend set forth on this bond.

The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof.

The principal hereof may be declared or may become due prior to the stated maturity date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.

The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another corporation and to the assumption by such other corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.

In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

The bonds of this series shall be redeemable in whole at any time or in part from time to time, at the option of the Company, upon notice mailed as provided in Section 52 of the Mortgage, at the option of the Company at a redemption price equal to the greater of

(a) 100% of the principal amount of the bonds being redeemed, and

(b) the sum of the present values of the remaining scheduled payments of principal of and interest (not including any portion of any scheduled payment of interest which accrued prior to the redemption date) on the bonds being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 37.5 basis points, plus, in the case of either (i) or (ii) above, whichever is applicable, accrued interest on such Bonds to the date of redemption.

“Treasury Yield” means, with respect to any redemption of the bonds of this series, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price. The Treasury Yield shall be calculated as of the third business day preceding the redemption date or, if the bonds to be redeemed are to be caused to be deemed to have been paid within the meaning of Section 106 of the Original Mortgage, as amended, prior to the redemption date, then as of the third business day prior to the earlier of (x) the date notice of such redemption is mailed to bondholders pursuant to Section 52 of the Original Mortgage, as amended, and (y) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be (the “Calculation Date”).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds of the Forty-second Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds.

“Comparable Treasury Price” means, (A) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the Calculation Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank of New York or (B) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for the Calculation Date.

“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15 (519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

“Independent Investment Banker” means UBS Securities LLC, BNY Capital Markets, Inc., Goldman, Sachs & Co. or, if so determined by the Company, any other independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the Calculation Date).

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, AVISTA CORPORATION has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or one of its Assistant Corporate Secretaries by his signature or a facsimile thereof.

Dated:	AVISTA CORPORATION

By:
Ann M. Wilson

ATTEST:
Susan Y. Miner

TRUSTEE’S CERTIFICATE

This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.
Trustee

By
Authorized Officer

DEPOSITARY LEGEND

This global bond is held by Cede & Co., as nominee for The Depository Trust Company (The “Depositary”) for the benefit of the beneficial owners hereof. This bond may not be transferred, nor may any purported transfer be registered, except that (i) this bond may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for the Depositary, to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor Bonds depositary or any nominee thereof; and (ii) this bond may be transferred, and appropriate registration of transfer effected, to the beneficial holders hereof, and thereafter shall be transferable without restrictions (except as provided in the preceding paragraph) if: (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that (I) it is unwilling or unable to continue to act as securities depositary with respect to the Bonds or (II) it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Trustee shall not have been notified by the Company within one hundred twenty (120) days of the identity of a successor securities depositary with respect to the Bonds; or (B) the Company shall have delivered to the Trustee a written order to the effect that the Bonds shall be so transferable on and after a date specified therein.

ASSIGNMENT CERTIFICATE

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint                         , Attorney, to transfer said bond on the books of the within-mentioned Company, will full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.

EXHIBIT E

Amendment to Article XXIII of Original Mortgage,

as heretofore amended,

to add Section 151

SECTION 151. The Trustee shall hold any and all policies of title insurance on the Mortgaged and Pledged Property (or any part thereof), and any and all endorsements thereto, as part of the Mortgaged and Pledged Property, for the benefit of the holders from time to time of the Bonds Outstanding under the Mortgage. The proceeds of such insurance shall be applied as provided in clause (3) or (4) of Section 61 of the Original Mortgage or, if all Bonds shall have been declared immediately due and payable pursuant to Section 65 of the Original Mortgage following the occurrence of a Completed Default, as provided in clauses second and third of Section 75 of the Original Mortgage.

E-1

EXHIBIT F

Amendment to Section 65 of Original Mortgage,

as heretofore amended,

to add clauses (f) and (g)

(f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more persons or entities other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

(g) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors;

F-1